UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 10, 2022

AXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4281 Technology Drive

Fremont, California 94538

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (510) 438-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $0.001 par value	AXTI	The NASDAQ Stock Market LLC

References to “AXT” refer to AXT, Inc. and references to “Tongmei” refer to Beijing Tongmei Xtal Technology Co., Ltd. For purposes of this report, amounts in Renminbi, or RMB, have been translated into approximate amounts in U.S. dollars solely for the convenience of the reader.

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under the heading “STAR Market Listing and IPO—AXT Undertaking Agreements” in Item 8.01 of this report is incorporated by reference into this Item 1.01.

Item 7.01. Regulation FD Disclosure.

On January 10, 2022, Tongmei’s formal application to list its shares in an initial public offering (the “IPO”) on the Shanghai Stock Exchange’s Sci-Tech innovAtion boaRd (the “STAR Market”) was accepted for review by the Shanghai Stock Exchange. A copy of the preliminary information document (“PID”) that was submitted by Tongmei in connection with the proposed STAR Market listing and IPO is furnished as Exhibit 99.1 to this report.

A copy of the press release, dated January 10, 2022, announcing the acceptance for review by the Shanghai Stock Exchange of the formal application is furnished as Exhibit 99.2 to this report and is incorporated herein by reference.

The information in this Item 7.01 of this report is being furnished and shall not be deemed filed for purposes of Section 18 of the Exchange Act of 1934, as amended (the “Exchange Act”), nor will it be incorporated by reference in any filing under the Securities Act of 1933, amended (the “Securities Act”), or the Exchange Act, except as expressly set forth by specific reference in such filing.

There have not been any decisions made regarding the timing or terms of the STAR Market listing and the IPO or whether the proposed actions will ultimately be approved by the Shanghai Stock Exchange and China Securities Regulatory Commission (the “CSRC”). Accordingly, there can be no assurances that the proposed STAR Market listing and IPO will be completed.

The Tongmei shares referred to in the PID and this Item 7.01 have not been, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This report is neither an offer to sell nor a solicitation of an offer to buy, nor shall there be any offer, solicitation or sale of these shares in any jurisdiction in which such offer, solicitation or sale would be unlawful.

Item 8.01. Other Events.

STAR Market Listing and IPO

Background; Certain STAR Market Listing Requirements

On November 16, 2020, we announced a strategic initiative to access China’s capital markets by beginning a process to list shares of Tongmei in an IPO on the STAR Market. We formed and founded Tongmei in 1998 and believe Tongmei has grown into a company that will be an attractive offering on the STAR Market. To qualify for a STAR Market listing, the first major step in the process was to engage private equity firms in China (“Investors”) to invest funds in Tongmei. By December 31, 2020, 10 Investors had engaged with Tongmei for a total investment of approximately $48.1 million. The remaining investment of approximately $1.5 million of new capital was funded in early January, 2021. Under China regulations, these investments must be formally approved by the appropriate government agency and are not deemed to be dilutive until such approval is granted. The government approved the approximately $49 million investment in its entirety on January 25, 2021. In exchange for an investment of approximately $49 million, the Investors received a 7.28% noncontrolling interest in Tongmei. Pursuant to the investment agreements with the Investors, each Investor has the right to require AXT to redeem any or all Tongmei shares held by such Investor at the original purchase price paid by such Investor, without interest, in the event of a material adverse change or if Tongmei does not achieve its IPO on or before December 31, 2022. This right is suspended when Tongmei submits its formal IPO application to the CSRC. However, if on December 31, 2022 the IPO application has been submitted and accepted by the CSRC or the stock exchange and such submission remains under review, then the date when such Investor is entitled to exercise such redemption right shall be deferred to a date when such submission is rejected by the CSRC or stock exchange, or the date when Tongmei withdraws its IPO application. Tongmei would be required to sell a minimum of 10% of its equity in the IPO. The process of going public on the STAR Market includes several periods of review and is therefore a lengthy process. Tongmei does not expect to complete the IPO until mid-2022. The listing of Tongmei on the STAR Market will not change the status of AXT as a U.S. public company.

An additional step in the STAR Market IPO process involves certain entity reorganizations and alignment of assets under Tongmei. In this regard, our two consolidated raw material companies, Nanjing JinMei Gallium Co., Ltd. (“JinMei”) and Beijing BoYu Semiconductor Vessel Craftwork Technology Co., Ltd. (“BoYu”) and its subsidiaries, were assigned to Tongmei in December 2020. As of June 30, 2021, AXT-Tongmei, Inc., a wholly owned subsidiary of AXT, was assigned to Tongmei. The assignment to Tongmei of JinMei, BoYu and its subsidiaries, and AXT-Tongmei, Inc. will increase the number of customers and employees attributable to Tongmei as well as increase Tongmei’s consolidated revenue.

We are neither a People’s Republic of China operating company nor do we conduct our operations in China through the use of variable interest entities.

The board of directors of Tongmei (the “Tongmei Board”) consists of nine members, eight of whom are nominated by AXT and one of whom is nominated by Liaoning Haitong New Energy Low-carbon Industry Equity Investment Co., Ltd. The directors nominated by AXT include five employees of AXT, including Dr. Morris S. Young, who also is the Chief Executive Officer and Chairman of the Board of Directors of AXT, and three independent directors.

Consistent with STAR Market listing requirements and applicable law, Tongmei has adopted a dividend distribution policy, which generally contemplates that it will pay dividends, typically annually, based on its then-existing situation by fully considering and accepting the opinions of shareholders (especially small and medium shareholders), independent directors and supervisors through a variety of channels. In the absence of major investment plans or major cash expenditures, if Tongmei is profitable and has met the statutory reserve, surplus reserve and similar legal requirements with respect to a year, the annual cash dividend amount will be at least 10% of any profits for that year, but any profit distribution established by the Tongmei Board will be subject to shareholder approval. We do not expect Tongmei to pay dividends under this policy for the foreseeable future because of its business strategy and growth plans.

Certain Proposed IPO Terms

Tongmei currently proposes to offer at least 10% of its shares in the IPO. The net proceeds of the IPO are expected to be used for capital expenditures to grow the business and general working capital.

There have not been any decisions made regarding the timing or terms of the STAR Market listing and the IPO or whether the proposed actions will ultimately be approved by the Shanghai Stock Exchange. Accordingly, there is no assurance that the proposed STAR Market listing and IPO will be completed.

The Tongmei shares referred to in the PID and this Item 7.01 have not been, and will not be, registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration under the Securities Act or an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws. This report is neither an offer to sell nor a solicitation of an offer to buy, nor shall there be any offer, solicitation or sale of these shares in any jurisdiction in which such offer, solicitation or sale would be unlawful.

AXT Undertaking Agreements

In connection with Tongmei’s submission of the PID, AXT, as the controlling shareholder of Tongmei, was required to enter into certain agreements with the STAR Market, which became effective upon acceptance of the PID by the Shanghai Stock Exchange and are described below:

●	Letter of Commitment on Share Lock-up, pursuant to which AXT has agreed to a three-year lockup of its shares in Tongmei, including a prohibition against directing Tongmei to repurchase any of its shares following the closing of the IPO. The lockup period will be extended for six additional months if the daily closing price of Tongmei shares for 20 consecutive trading days during the first six months following the IPO is lower than the issue price of shares in the IPO or if the closing price at the end of six months after the listing is lower than the issue price of shares in the IPO.

●	Letter of Commitment on the Shareholding Intention and Share Reduction Intention, pursuant to which AXT is allowed to sell its shares of Tongmei in the secondary market. AXT has agreed that the sale of Tongmei shares will be accordance with the regulations of the CSRC and Shanghai Stock Exchange. During the two-year period following the expiration of the lock-up period (as described above), AXT has agreed that any sales will be made at a price no lower than the issue price of shares in the IPO, as adjusted according to applicable regulations, and shall be announced by Tongmei within three trading days before the sales occur or the term stipulated in relevant laws and regulations.

●	Letter of Commitment on Plan for Stabilizing Tongmei’s Stock Price within Three Years upon the Listing and the Restraint Measures, pursuant to which Tongmei, AXT, directors of Tongmei (excluding independent directors) and senior executives of Tongmei have agreed to stabilize Tongmei’s stock. If the closing stock price is lower than the audited net assets per share of Tongmei in the previous accounting year for 20 consecutive trading days during the three-year period following the IPO, then Tongmei will take one or more of the measures as follows in sequence to stabilize Tongmei’s stock price: (a) Tongmei repurchases shares of Tongmei; (b) AXT purchases additional shares of Tongmei; and (c) the directors and senior executives purchase additional shares of Tongmei.

●	Letter of Commitment on Share Repurchase for Fraudulent Listing, pursuant to which Tongmei and AXT have guaranteed that there has been no fraud in the IPO and, if Tongmei did not meet the listing conditions, but fraudulently obtained the issuance registration and has been listed, Tongmei and AXT have agreed to repurchase shares of Tongmei issued pursuant to the IPO within five business days upon a determination by the CSRC that the repurchase should occur.

●	Letter of Commitment on No False Records, Misleading Statements or Major Omissions in the Prospectus, pursuant to which AXT has agreed that there are no false records, misleading statements or major omissions in the PID and other information disclosure materials for the IPO, and, if the CSRC, Shanghai Stock Exchange or other authorities affirms that there is a circumstance of false records, misleading statements or major omissions in the PID and that such circumstance has a major and material impact on judging whether Tongmei complied with the issuance conditions stipulated by law, then AXT has agreed to repurchase shares of Tongmei issued pursuant to the IPO.

●	Letter of Commitment, pursuant to which AXT has agreed to participate in Tongmei’s operations and management activities within the scope of its authority.

●	Letter of Commitment on Restraint Measures for Nonperformance of the Commitments, pursuant to which AXT has agreed to perform all of its obligations and responsibilities set forth in the PID and has agreed to take certain corrective actions for failure to do so, including publicly disclosing the reasons for such failure, compensating investors in Tongmei for losses according to law, foregoing dividends from Tongmei, and returning any gains that resulted from such failure within five business days of receipt of such gains.

●	Letter of Commitment on Avoiding Horizontal Competition, pursuant to which AXT has agreed that it will not compete with the principal business of Tongmei, including supporting any companies that may compete with Tongmei. If AXT engages in any competitive activity, it has agreed to terminate or otherwise transfer such activity and, in the case of transfer, grants to Tongmei a right of first refusal to acquire such transferred activity. The commitment under this agreement will remain in effect so long as AXT remains the controlling shareholder of Tongmei.

●	Letter of Commitment on Regulating and Reducing Related Party Transactions, pursuant to which AXT has agreed that any transactions between AXT and Tongmei will be regulated and implemented based on fair pricing.

●	Letter of Commitment on Avoiding Illegal Guarantees, pursuant to which AXT has agreed that the funds of Tongmei are not controlled by AXT for non-operational purposes and that Tongmei will not provide any guarantees for AXT. AXT has agreed to exercise its rights as a shareholder according to law and will not misuse its rights to damage the legal rights and interests of Tongmei or other shareholders of Tongmei.

●	Statement and Letter of Commitment, pursuant to which AXT has made representations with respect to its ownership of shares of Tongmei.

●	Special Commitment Letter for Disclosure of Shareholders’ Information and Verification of Retired Personnel of CSRC, pursuant to which AXT has made representations with respect to its ownership of shares of Tongmei.

Item 9.01. Financial Statements and Exhibits.

Exhibit No.	Description

99.1*	Preliminary Information Document of to Beijing Tongmei Xtal Technology Co., Ltd.
99.2	Press Release, dated January 10, 2022
104	Cover Page Interactive Data File (formatted as inline XBRL).

* Unofficial English translation of original document prepared in Mandarin Chinese.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, INC.

By:	/s/ Gary L. Fischer

Gary L. Fischer Chief Financial Officer and Corporate Secretary

Date: January 10, 2022